Exhibit 10.1

AMENDMENT NO. 2 TO CONSULTING AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Consulting Agreement dated August 12, 2004, as amended (the “Agreement”), by and between Universal Am-Can, Ltd., a Delaware corporation (“Buyer”) and Angelo A. Fonzi (“Consultant”), is made as of the 29th day of June, 2006.

WHEREAS, Buyer and Consultant have agreed to revise the compensation arrangement in the Agreement to extend the $10,000 compensation rate and add an automobile related expense allowance of $493.00 per month through the duration of the current term of the Agreement, but otherwise to leave all other terms of the Agreement unchanged;

NOW THEREFORE, in consideration of the covenants herein contained, the parties agree that Sections 2B and 2C of the Agreement shall be deleted in its entirety and in lieu thereof the following inserted:

“B. In consideration of such services, Buyer shall pay to Consultant the sum of Ten Thousand Dollars ($10,000) per month, such payments to commence on the Effective Date of the Purchase Agreement between Consultant and the predecessor to Buyer (the “Purchase Agreement”) and to continue throughout the term of this Agreement, as the term is defined in Section 1 hereto; payment for any portion of a month to be prorated in accordance with this Section.”

“C. During the term of this Agreement, Consultant shall be entitled to use of the 2003 leased Mercedes, currently used by Consultant, the rental for which shall be paid by Buyer, including reimbursement for fuel, insurance and all other automobile expenses, until the earlier of the expiration of the term hereof or the term of such lease. Upon expiration of the lease for the 2003 Mercedes, and for a twenty-eight (28) month period beginning April, 2006 through July, 2008, Consultant shall receive a Four Hundred Dollar ($400) per month automobile allowance and Four Hundred Ninety Three Dollars ($493) per month as reimbursement for fuel, insurance and all other automobile expenses.”

All other terms and provisions of the Agreement shall remain unchanged and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

UNIVERSAL AM-CAN, LTD.,
a Delaware corporation

By:	/s/ Mark Limback
Mark Limback
President

CONSULTANT:

/s/ Angelo A. Fonzi
Angelo A. Fonzi
Consultant